                                                                    EXHIBIT 4.34

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

NO. WC-287                                              ISSUED: OCTOBER 22, 2004

                        WARRANT TO PURCHASE COMMON STOCK

                                   ----------

     This certifies that, for good and valuable consideration, THOMAS J. DEPETRILLO (the "HOLDER") is entitled to purchase from ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), THREE HUNDRED THOUSAND (300,000) fully paid and nonassessable shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company (as adjusted pursuant to Section 3 hereof) (the "WARRANT SHARES") at a price per share equal to TWO DOLLARS AND FIFTY CENTS ($2.50) (as adjusted pursuant to Section 3 hereof) (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. EXERCISE; PAYMENT.

          (A) Exercise Period. This Warrant may be exercised in whole or part by the Holder during the term (as set forth in Section 10) and in compliance with the provisions of this Warrant at any time after the date of issuance set forth above (the "WARRANT DATE"), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the "NOTICE OF EXERCISE") duly executed) at the principal office of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

          (B) Means of Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the product of (x) the Exercise Price multiplied by (y) the total number of Warrant Shares purchased pursuant to this Warrant, by wire transfer or cashier's check payable to the order of the Company. The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.

          (C) Stock Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after exercise.

2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (A) Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control, as defined below) (any of which is a "REORGANIZATION TRANSACTION"), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding immediately prior to the consummation of the Reorganization Transaction. For purposes of this Warrant, the term "CHANGE OF CONTROL" shall mean (i) any acquisition of the Company by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or parent (other than a reincorporation transaction or change of domicile) and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction) or (ii) a sale of all or substantially all of the assets of the Company.

          (B) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          (C) Notice of Corporate Action. If at any time:

               (I) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

               (II) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

               (III) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give to the Holder (i) at least five-days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least five-days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 11(d).

4. TRANSFER OF WARRANT AND RESALE OF WARRANT SHARES.

          (A) This Warrant may only be transferred in compliance with federal and state securities laws; provided, however, that the Company may withhold its consent to transfer or assignment of this Warrant to any person or entity who is deemed to be a competitor or prospective competitor of the Company, such determination to be made in the reasonable judgment of the Board of Directors of the Company.

          (B) At the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Shares, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Shares as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") or qualification under any state securities laws, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company containing among other provisions representations and warranties similar to those set forth in Section 5 and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its attorney-in-fact and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the Holder a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be deemed cancelled. This
     Section 4 shall survive the exercise or expiration of the Warrant.

5. REPRESENTATIONS AND WARRANTIES OF HOLDER.

          (A) This Warrant is being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

          (B) The Holder, as indicated by his initials in the appropriate box below, is an "accredited investor" within the meaning of the Securities Act, because:

     [_____] (I) The Holder's individual net worth, or joint net worth with the Holder's spouse, if applicable, exceeds $1,000,000 as of the Warrant Date; or

     [_____] (II) The Holder had an individual income in excess of $200,000 in each of 2002 and 2003 or joint income with the Holder's spouse, if applicable, in excess of $300,000 in each of 2002 and 2003 and the Holder has a reasonable expectation of reaching the same respective income level in 2004.

          (C) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the Company's reliance upon such exemption is predicated, in part, upon the Holder's representations and warranties set forth in this Warrant. The Holder understands that this Warrant and the Warrant Shares must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder further understands that this Warrant and the Warrant Shares have not been registered or qualified under the securities laws of any jurisdiction.

          (D) The Holder acknowledges that it is acquiring this Warrant without being offered or furnished any offering literature or prospectus. The Holder understands that neither the Securities and Exchange Commission (the "COMMISSION"), nor any governmental agency charged with the administration of the securities laws of any jurisdiction nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the issuance of this Warrant or the Warrant Shares.

          (E) The Holder understands that the Company is under no obligation to register this Warrant or the Warrant Shares.

          (F) The Holder is a bona fide resident and domiciliary (not a temporary or transient resident) of the jurisdiction indicated in the signature page hereto and the Holder has no present intention of becoming a resident of any other jurisdiction.

          (G) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

          (H) The Holder does not currently have and will not undertake during the term of this Warrant any short position with respect to shares of Common Stock.

6. CONDITIONS TO EXERCISE OF WARRANT.

          (A) Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED,

          PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (B) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 6 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Warrant Shares if (i) such Warrant Shares are resold pursuant to a registration statement under the Securities Act and a prospectus meeting the requirements of Section 11 of the Securities Act is delivered or deemed delivered to the purchaser of such Warrant Shares, (ii) if such holder satisfies the requirements of Rule 144(k) under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Warrant Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrant Shares may be made without registration and that upon such sale, transfer or assignment such Warrant Shares will not be deemed "restricted securities," as such term is defined in Rule 144 under the Securities Act.

7. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

8. RIGHTS OF STOCKHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise of this Warrant shall have become deliverable, as provided in this Warrant.

9. REGISTRATION RIGHTS.

          (A) Piggy-back Rights. If (but without any obligation to do so) the Company proposes to register any shares of Common Stock solely for cash pursuant to a registration statement under the Securities Act, other than a registration solely in connection with a transaction under Rule 145 promulgated under the Securities Act (a "PUBLIC OFFERING"), the Company shall promptly give the Holder written notice of such Public Offering, at least 10 business days prior to the filing of the registration statement under the Securities Act regarding such Public Offering. Upon the written request of the Holder given within 5 business days after delivery of such written notice by the Company, the Company shall, subject to the provisions of this Section 9, use commercially reasonable efforts to cause to be registered under the Securities Act all of the Warrant Shares that the Holder has requested to be registered on such registration statement, provided, that the Company shall have no obligation to register such shares if applicable rules, regulations or other requirements of the Securities and Exchange Commission prohibit the Company from including such Warrant Shares on such registration statement on the form thereof used by the Company or require that the registration statement be for (or meet all of the requirements of) a primary offering if such registration statement pertains to a secondary offering.

          (B) Underwriting. If the registration statement under which the Company gives notice under this Section 9 is for an underwritten Public Offering, the Company shall so advise the Holder. The right of the Holder to registration pursuant to Section 9(a) above shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Warrant Shares in the underwriting to the extent provided herein. The Holder shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Warrant Shares from such registration and underwriting.

          (C) Furnish Information. It shall be a condition to the Company's obligations to take any action under this Section 9 that the Holder shall promptly furnish to the Company such information regarding itself, the Warrant Shares, and the intended method of disposition of such Warrant Shares as shall be required to effect the registration of any Warrant Shares. In that connection, the Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

          (D) Delay of Registration. The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

          (E) Termination of Registration Rights. The Company shall have no obligation to register Warrant Shares pursuant to this Section 9 with respect to any request or requests made by any Holder on or after that date which is one year after the date such Warrant Shares were deemed to be acquired for purposes of determining the holding period of such Warrant Shares under Rule 144 of the Act.

10. TERM OF WARRANT.

          (A) This Warrant shall become exercisable on the Warrant Date and shall no longer be exercisable as of the earlier of (i) 5:00 p.m., San Diego, California local time, on the date that is the three-year anniversary of the Warrant Date; and (ii) immediately prior to the consummation of a Change of Control.

          (B) Notwithstanding Section 10(a), the Company may, by at least 10-days' prior written notice to the Holder (the "TERMINATION NOTICE"), terminate this Warrant, at any time, provided that the average Market Price over a 10-consecutive-trading-day period is equal to or greater than the product of (x) 2 multiplied by (y) the Exercise Price, provided, however, that the Company may not deliver a Termination Notice unless a registration statement registering the Warrant Shares has been declared effective and is effective from the date of delivery of the Termination Notice until the date this Warrant shall terminate as set forth in the Termination Notice. Nothing in this Section 10 shall prevent the exercise of the Warrants at any time prior to the termination of this Warrant. For purposes of this Section 10(b) the term "MARKET PRICE" means (i) the closing price of a share of Common Stock on the principal stock exchange or market (including the Nasdaq National Market, AMEX, OTCCBB and NYSE) on which shares of Common Stock are then listed or admitted to trading, or quoted, as applicable (the "LISTING MARKET"), or (ii) if no sale takes place on such day on the Listing Market, the last reported closing price on the Listing Market.

          (C) Notwithstanding Section 10(a), if the Holder shall breach the terms of (i) this Warrant, (ii) the Settlement Agreement, dated October 22, 2004, between the Company and the Holder or (iii) the Release, dated October 22, 2004, by the Holder in favor of the Company, then the Company may terminate this Warrant immediately upon written notice to the Holder.

11. MISCELLANEOUS.

          (A) This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California, without giving effect to principles of conflicts of laws.

          (B) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (C) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

          (D) Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally,
     (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 pm (Pacific time) or, if sent after 5:00 pm (Pacific time), the next business day after confirmed transmission or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed, if to the Company, at 6725 Mesa Ridge Road, Suite 100, San Diego, CA 92121, (f) (858) 552-0876,
     Attention: President, or, if to the Holder, at such address or facsimile number as the Holder shall have furnished to the Company in writing, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11(d).

          (E) This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

          (F) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

          (G) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

          (H) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the Warrant Date.

                                        ADVENTRX PHARMACEUTICALS, INC.


                                        By: /s/ Evan M. Levine
                                            ------------------------------------
                                            Evan M. Levine
                                            President & CEO


                                        /s/ Thomas DePetrillo
                                        ----------------------------------------
                                        THOMAS DEPETRILLO

                                        Address:
                                                 -------------------------------

                                                 -------------------------------
                                        Facsimile:
                                                   -----------------------------
                                        Email:
                                               ---------------------------------


               SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO: Adventrx Pharmaceuticals, Inc.
    6725 Mesa Ridge Road, Suite 100
    San Diego, CA 92121

     Thomas J. DePetrillo hereby elects to purchase ____________ shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of ADVENTRX Pharmaceuticals, Inc. (the "COMPANY") pursuant to the terms of Section 1(b) of the Warrant to Purchase Common Stock dated October 22, 2004, between the Company and Thomas J. DePetrillo (the "WARRANT"), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.

     Please issue a certificate or certificates representing said _________ shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                        Name:
                                              ----------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

     Thomas J. DePetrillo hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned set forth in Section 5 of the Warrant were true and correct as of the Warrant Date (as defined in the Warrant) and are true and correct as of the date hereof.


                                        ----------------------------------------
                                        THOMAS J. DEPETRILLO

                                        Date:
                                              ----------------------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, Thomas J. DePetrillo, the owner of the Warrant to Purchase Common Stock, dated October 22, 2004 (this "WARRANT"), between ADVENTRX Pharmaceuticals, Inc. (the "COMPANY") and Thomas J. DePetrillo, hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

-------------------------------------

-------------------------------------

-------------------------------------
(Name and Address of Assignee)

-------------------------------------
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:
       ------------------------------

-------------------------------------
(Print Name and Title)


-------------------------------------
(Signature)

--------------------------------------
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.